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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
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    /X/  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                            FIRST BANK SYSTEM, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          Contact:     John R. Danielson              Wendy Raway
                       Investor Relations             Media Relations
                       First Bank System, Inc.        First Bank System, Inc.
                       (612) 973-2261                 (612) 973-2429


                          FIRST BANK SYSTEM CONFIRMS
            THAT IT CAN USE "POOLING OF INTERESTS" ACCOUNTING FOR
                           FIRST INTERSTATE MERGER

        -- FBS - First Interstate Merger Will Not Generate Goodwill --
        --------------------------------------------------------------


MINNEAPOLIS (January 19, 1996) -- First Bank System, Inc. (NYSE: FBS) today confirmed that, after discussions with the SEC, the proposed First Bank

System - First Interstate merger will be accounted for under the pooling of interests accounting method.  This ensures that a First Bank System - First

Interstate merger will not generate any goodwill.  In contrast, the Wells Fargo hostile offer for First Interstate would generate more than $8 billion of incremental goodwill.


          Richard A. Zona, FBS Vice Chairman and Chief Financial Officer, said,

"We are extremely pleased that we can now eliminate any question regarding our ability to complete our merger with First Interstate using the pooling method.

We look forward to offering First Interstate shareholders a deal that is significantly accretive to earnings in the first year."


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FBS Confirms Pooling
Page 2


          While FBS may use the pooling method, the Staff of the Securities and

Exchange Commission required FBS to suspend its ongoing share repurchase program for two years following the consummation of a merger with First Interstate in order that this method be used.  This suspension would not affect the repurchase of shares for reissuance under stock-based plans nor repurchases in connection with purchase business combinations.

          Mr. Zona said, "Our compliance with this SEC requirement will not affect in a material way the attractive returns that our proposed merger with

First Interstate presents to shareholders.  We believe we will be able to achieve returns comparable to those presented in our financial projections through purchase business acquisitions and other growth initiatives."

          Mr. Zona went on to say, "We were extremely surprised by the SEC decision.  The Staff of the SEC has departed from what we and our auditors,

Ernst & Young, believe is the published guidance in our circumstances by restricting our ability to fully utilize stock repurchases as part of our ongoing capital management program.  We had expected the SEC to maintain consistency in its interpretations and base its ruling on its past decisions and generally accepted accounting principles."


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FBS Confirms Pooling
Page 3


          First Bank System is a regional bank holding company headquartered in Minneapolis with assets of $37.3 billion.  The company provides complete financial services to individuals and institutions through 9 banks, a savings association and other financial companies with 366 offices, located primarily in Minnesota, Colorado, North Dakota, South Dakota, Montana, Illinois,

Wisconsin, Iowa, Kansas, Nebraska and Wyoming.


                                     * * *


The participants in this solicitation may include First Bank System, Inc. ("FBS"), the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn C. Nelson, Edward J. Phillips, James J. Renier, S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), Lester Pollack (Board Observer) and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group), Lee R. Mitau (Executive Vice President, Secretary and
General Counsel), Susan E. Lester (Executive Vice President), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Cecere (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations).

          FBS and First Interstate Bancorp ("First Interstate" or "FI") are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate common stock held in a fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

          As of November 30, 1995, Marilyn C. Nelson and Richard L. Robinson, directors of FBS, held 2,000 shares and 150 shares, respectively, of First Interstate common stock. Lester Pollack is an executive officer of Corporate Advisors, L.P., the general partner of two shareholders of FBS and the investment manager for another shareholder of FBS. Corporate Advisors, L.P. may be deemed to be indirectly controlled by Lazard Freres & Co. LLC, of which Mr. Pollack is a managing director. Lazard Freres & Co. LLC engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lazard Freres & Co. LLC may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.


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FBS Confirms Pooling
Page 4


          Although J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission (the "Commission"), or that such
Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assist FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.